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                                                                       EXHIBIT 2



                    REPRESENTATION OF COUNSEL UNDER RULE 485
                    ----------------------------------------


THE SECURITIES AND EXCHANGE COMMISSION
MIDCAP SPDR TRUST, SERIES 1
(File No. 33-89088)


          Pursuant to paragraph (b)(4) of Rule 485 of the Securities and Exchange Commission (17 C.F.R. 230. 485) ("Rule 485"), we hereby represent that the Registration Statement on Form S-6 under the Securities Act of 1933, as amended, and Amendment No. 4 to such registration statement (the "Registration Statement") does not contain disclosures which would render such Registration Statement ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                 CARTER, LEDYARD & MILBURN



September 30, 1997
New York, New York